As filed with the Securities and Exchange Commission on June 29, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONS GATE ENTERTAINMENT CORP.

British Columbia	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)
1055 West Hastings Street, Suite 2200	2700 Colorado Avenue, Suite 200
Vancouver, British Columbia V6E 2E9	Santa Monica, California 90404
(877) 848-3866	(310) 449-9200
(Address, including zip code, of Principal Executive Offices)

Wayne Levin, General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copy to:

David Johnson
O’Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered	Price Per Unit	Offering Price	Fee
Common Shares, no par value	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).

(2)	An indeterminate aggregate initial offering price or number or amount of common shares is being registered as may from time to time be sold at indeterminate prices.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all registration fees.

PROSPECTUS

Common Shares

From time to time, certain selling securityholders may offer and sell common shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of the common shares then being offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

The selling securityholders may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

We will receive no proceeds from any sale by the selling securityholders of the securities covered by this prospectus and any accompanying prospectus supplement, but in some cases we may agree to pay certain fees and expenses related to the offer and sale of the securities offered hereby.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange under the trading symbol “LGF.”

See “RISK FACTORS” on page 3 for information you should consider before buying any securities hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2007.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, the selling securityholders to be named under the heading “Selling Securityholders” in any accompanying prospectus supplement may, from time to time, sell our common shares.

This prospectus provides you with a general description of our common shares that the selling securityholders may offer. Each time selling securityholders sell common shares, we will provide a prospectus supplement that will contain specific information about that offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

No selling securityholder is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Lionsgate is not making any representation to any purchaser of the common shares regarding the legality of an investment in the common shares by such purchaser under any legal investment or similar laws or regulations.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Lionsgate,” “we,” “our” or “us” refer to Lions Gate Entertainment Corp. and its direct and indirect subsidiaries.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, or the PSLRA. Forward-looking statements in this prospectus and the other public filings incorporated by reference herein are being made pursuant to the PSLRA and with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words like “intend,” “believe,” “anticipate,” “may,” “will,” “could,” and variations of these words or comparable words or phrases of similar meaning. They may relate to, among other things:

•	our ability to operate profitably;

•	our substantial capital requirements and financial risks;

•	fluctuations in our revenues and results of operations;

•	our ability to manage future growth;

•	our ability to exploit our filmed and television content library;

•	external factors in the motion picture and television industry;

•	our theatrical slate financing arrangement;

•	our competition;

•	protecting and defending against intellectual property claims;

•	piracy of motion pictures; and

•	our ability to meet certain Canadian regulatory requirements.

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These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed under the heading “Risk Factors” in our annual report on Form 10-K and elsewhere in our public filings. We cannot assess the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, we urge you to read this prospectus completely and with the understanding that actual future results may be materially different from what we plan or expect. Also, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Except for our obligation to disclose material information as and when required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the internet at the SEC’s website (www.sec.gov). You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We maintain a website at www.lionsgate.com. The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information in this prospectus and any accompanying prospectus supplement. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2007 filed on May 30, 2007;

•	our current report on Form 8-K filed on June 1, 2007;

•	our definitive proxy statement on Schedule 14A (File No. 001-14880) filed on July 28, 2006; and

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on August 5, 2004 (Commission File No. 001-14880) (which incorporates such description from our Post-Effective Amendment No. 2 to Registration Statement on Form S-3, Registration No. 333-114148, filed on July 26, 2004), and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until all of the securities to which this prospectus relates are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

You may request a copy of any documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Investor Relations Department
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200

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Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus.

THE COMPANY

We are a diversified independent producer and distributor of motion pictures, television programming, home entertainment, family entertainment, music and video-on-demand content. Our principal executive offices are located at 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9 and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Our telephone numbers are (877) 848-3866 in Vancouver and (310) 449-9200 in Santa Monica. To find out how to obtain more information regarding us and our business, you should read the section of this prospectus entitled “Where You Can Find More Information.” You may also visit our website at www.lionsgate.com, although the information on our website is not part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Before you invest in our common shares, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors discussed under the heading “Risk Factors” in our annual report on Form 10-K filed with the SEC on May 30, 2007, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

We will receive no proceeds from any sale by the selling securityholders of the securities covered by this prospectus and any accompanying prospectus supplement, but in some cases we may agree to pay certain fees and expenses related to the offer and sale of the securities offered hereby.

THE SELLING SECURITYHOLDERS

Information about any selling securityholders will be set forth in a prospectus supplement or post-effective amendment.

LEGAL MATTERS

Heenan Blaikie LLP, Vancouver, British Columbia, will pass upon the validity of the common shares offered hereby as well as certain other legal matters. Two partners of Heenan Blaikie LLP serve on Lionsgate’s board of directors.

EXPERTS

The consolidated financial statements of Lions Gate Entertainment Corp. appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2007, and Lions Gate Entertainment Corp. management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Lions Gate Entertainment Corp. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		30,000
Printing Expenses		0
Accounting Fees and Expenses		10,000
Miscellaneous		5,000

Total		$45,000

*	Deferred in accordance with Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia), we may indemnify a present or former director or officer of Lionsgate or a person who acts or acted at our request as a director or officer of another corporation of which Lionsgate is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lionsgate or such other corporation, including an action brought by us or such other corporation and provided that the director or officer acted honestly and in good faith with a view to our best interests or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made only with court approval.

In accordance with our Articles, we shall indemnify every director or former director and Secretary or any Assistant Secretary of Lionsgate, or may indemnify every officer or former officer, and every person who acts or acted at our request as a director or officer of a body corporate of which Lionsgate is or was a shareholder (or a person who undertakes or has undertaken any liability on behalf of us or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Lionsgate or such body corporate if he acted honestly and in good faith with a view to our best interests.

Our Articles permit us, subject to the limitations contained in the Business Corporations Act, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as our board of directors may from time to time determine. However, we only maintain directors and officers liability insurance and corporate reimbursement insurance.

We have entered into indemnity agreements with three individuals who each act as an officer, representative and/or director of various corporations that are directly or indirectly owned or controlled by Lionsgate, in which we indemnify and save harmless each individual from any and all claims of any nature whatsoever resulting from the personal guarantee or endorsement that each of said individuals has made or may in the future make, with our consent, on behalf of the various corporations that are directly or indirectly owned or controlled by Lionsgate.

The foregoing summaries of the statute, our Articles and certain arrangements are qualified in their entirety by reference to the complete text of such documents.

Item 16.	Exhibits

Exhibit
Number

5.1	Opinion of Heenan Blaikie LLP
23.1	Consent of Heenan Blaikie LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney(1)

(1)	Included on signature pages hereto.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on June 29, 2007.

Lions Gate Entertainment Corp.

By:	/s/ James Keegan
James Keegan
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including any pre-and post-effective amendments) to this registration statement, and any related registration statement (including any pre- and post-effective amendments) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2007.

Signature	Title

/s/ Mark Amin Mark Amin	Director and Vice Chairman of the Board of Directors

/s/ Norman Bacal Norman Bacal	Director

/s/ Michael Burns Michael Burns	Vice Chairman and Director

/s/ Laurie May Laurie May	Director

/s/ Arthur Evrensel Arthur Evrensel	Director

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Co-Chairman of the Board of Directors

Signature	Title

/s/ James Keegan James Keegan	Principal Accounting Officer and Chief Financial Officer (Principal Financial Officer)

/s/ Morley Koffman Morley Koffman	Director

/s/ Hardwick Simmons Hardwick Simmons	Director

/s/ G. Scott Paterson G. Scott Paterson	Director

/s/ Daryl Simm Daryl Simm	Director

/s/ Harald Ludwig Harald Ludwig	Co-Chairman of the Board of Directors

/s/ Brian V. Tobin Brian V. Tobin	Director

EXHIBIT INDEX

Exhibits

Exhibit
Number

5.1	Opinion of Heenan Blaikie LLP
23.1	Consent of Heenan Blaikie LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney(1)

(1)	Included on signature pages hereto.